Exhibit 1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of November 27, 2024 (this “Agreement”), is made by and among the individual listed on Exhibit A, annexed hereto and made a part hereof (the “Seller”), and AFOB FIP MS, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Seller is the holder of the number of shares set forth opposite Seller’s name on Exhibit A, (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Applied Digital Corporation, a Nevada corporation (the “Issuer”); and

WHEREAS, the Seller desires to sell to the Purchaser the Shares, and the Purchaser is willing to purchase the Shares from the Seller, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1. Definitions. When used herein, the following terms shall have the indicated meanings:

“Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign securities laws or under contract, other than any of the foregoing known to the Purchaser.

2. Sale and Purchase. The Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller (the “Transaction”), effective as of 4:05 p.m., New York City time, on the date hereof, the Shares for a purchase price per share of Common Stock equal to $9.20, for an aggregate purchase price for all the Shares equal to $1,840,000.00 (the “Purchase Price”).

3. Representations, Warranties and Agreements of the Seller.

The Seller hereby represents, warrants and agrees on the date hereof and on the Settlement Date (as defined below):

(a) The Seller has all requisite authority, power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller’s knowledge, applicable to the Seller; or (iii) violate any contract to which the Seller or any of its assets or properties are bound. Except for filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, no consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Transaction.

(c) With respect to the Transaction, (i) the Seller is the record and beneficial owner of the Shares, free and clear of any Encumbrances; and (ii) upon the transfer of the Shares to the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of any Encumbrances or Transfer Restrictions, other than Transfer Restrictions placed on the Shares as a result of the Seller being an “affiliate” of the Issuer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(d) No proceedings relating to the Shares are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer the Shares to the Purchaser.

(e) The Seller, by reason of, among other things, its business and financial experience, is capable of evaluating the merits and risks of the Transaction and of protecting its own interests in connection with the Transaction.

(f) The Seller has been given the opportunity to consult with its own counsel and financial and other advisors with respect to this Agreement and the terms hereof and has delivered this Agreement freely and voluntarily.

4. Representations, Warranties and Agreement of the Purchaser.

The Purchaser hereby represents, warrants and agrees as of the date hereof and on the date hereof and on the Settlement Date:

(a) The Purchaser has all requisite authority, power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to such Purchaser’s knowledge, applicable to the Purchaser; or (iii) violate any contract to which the Purchaser or any of its assets or properties are bound. Except for filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, no consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transaction.

(c) The Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser is acquiring Shares pursuant to the Transaction hereunder for its own account and not with a view to the distribution thereof (within the meaning of the Securities Act) in violation of applicable securities laws. The Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing Shares. The acquisition by the Purchaser of Shares shall constitute confirmation of the representation by the Purchaser that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares. The Purchaser acknowledges that upon its purchase of Shares that each such Share (i) will be a “restricted security” for purposes of Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission and (ii) cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (“Permitted Securities Law Restrictions”).

5. Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser are subject to the satisfaction or waiver (in its sole discretion) of the following conditions precedent:

(a) The representations and warranties of the Seller contained herein shall be true and correct as of the Settlement Date.

(b) The Seller shall have complied with all of the covenants and agreements contained herein to be performed by the Seller on or prior to the Settlement Date.

6. Conditions Precedent to Obligations of the Seller. The obligations of the Seller are subject to the satisfaction or waiver (in its sole discretion) of the following conditions precedent:

(a) The representations and warranties of the Purchaser contained herein shall be true and correct as of the Settlement Date.

(b) The Purchaser shall have complied with all of the covenants and agreements contained herein to be performed by the Purchaser on or prior to the Settlement Date.

7. Settlement.

(a) Settlement of the Transaction shall take place on November 29, 2024 (the “Settlement Date”). On the Settlement Date, subject to Sections 5 and 6 of this Agreement, the Seller shall deliver to the Purchaser the Shares against payment by the Purchaser of the Purchase Price. On the Settlement Date, the Seller shall promptly instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the delivery of the Shares to the Purchaser in book-entry form pursuant to the Transfer Agent’s regular procedures.

(b) The Shares delivered to the Purchaser pursuant to this Agreement shall be free and clear of all Encumbrances and Transfer Restrictions other than Permitted Securities Law Restrictions. The transfer of the Shares to the Purchaser shall have been registered on the books of the Issuer and the applicable transfer agent for the Common Stock. The Shares delivered to the Purchaser pursuant to this Agreement shall bear legends in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

(c) The Purchase Price shall be paid by wire transfer of immediately available funds to the bank account set forth on Exhibit A hereto.

(d) Each of the Purchaser and the Seller will, upon the reasonable request of the other, execute and deliver all other such documents and instruments reasonably deemed necessary or desirable by the other party to fully effect the purchase and sale contemplated hereby.

9. Amendment. This Agreement shall not be amended, modified or supplemented except in a writing signed by the Seller and the Purchaser.

10. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by a courier or a courier service, (b) on the date of transmission if sent by e-mail, facsimile transmission or other means of electronic transmission (provided that the sending party retains written evidence of confirmed transmission), or (c) when actually received if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case addressed as follows:

If to the Seller:	To the address set forth on Exhibit A hereto.

With a copy to:	Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

Facsimile:

E-mail:

If to the Purchaser:	To the address set forth beneath Purchaser’s signature hereto.

11. Counterparts. This Agreement may be executed in two or more counterparts. Each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same document. Executed counterparts to this Agreement transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be original signatures for all purposes.

12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (without reference to choice OF law doctrine).

13. Expenses. Except as otherwise expressly provided herein, each party hereto will bear its own expenses in connection with the purchase and sale of the Shares contemplated hereby, except that the Seller shall bear all transfer and issuance taxes, if any, imposed on such purchase and sale.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

15. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

16. Captions. The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17. Specific Performance. The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER:

/s/ Wesley Cummins
Wesley Cummins

PURCHASER:

AFOB FIP MS, LLC

By:	AFO Blackberry LLC, its Manager

By:	/s/ John Rigo
Name:	John Rijo
Title:	President

Address:

[Signature Page to Stock Purchase Agreement]

Exhibit A

Seller

Seller	Address	Shares	Wire Instructions
Wesley Cummins	3811 Turtle Creek Boulevard Ste 2100, Dallas, TX 75219	200,000	Account: Bank: Account Number: Routing Number:

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